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                                                                    EXHIBIT 32.1


Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

             Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-K of Atlantic American Corporation (the "Company") for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, that, to such officer's knowledge:

             (1) The Report fully complies with the requirements of Section 13
                 (a) or 15 (d) of the Securities Exchange Act of 1934; and

             (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

                   Date: March 31, 2005         /s/ Hilton H. Howell, Jr.
                                                --------------------------------
                                                Hilton H. Howell, Jr.
                                                President and Chief Executive
                                                Officer


                   Date: March 31, 2005         /s/ John G. Sample, Jr.
                                                --------------------------------
                                                John G. Sample, Jr.
                                                Senior Vice President and Chief
                                                Financial Officer


             A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.